UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 6, 2015
Date of Report (Date of earliest event reported)

 GlobalSCAPE, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33601	74-2785449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150
San Antonio, Texas 78249
(210) 308-8267
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2015, GlobalSCAPE, Inc. appointed Matthew Goulet, the current Vice President of Sales, as Senior Vice President of Sales. In connection with this promotion, Mr. Goulet’s salary was increased to $210,000 annually. Mr. Goulet, age 42, has served as the Company’s Vice President of Sales since October 2013. He has more than 16 years of experience in the security, networking, and storage industries. From 2008 to September 2013, he was at Kaspersky Labs, an information technologies security company, most recently as the Vice President of SME sales and operations, where he helped build Kaspersky’s reseller channel.

On February 6, 2015, the Company paid an annual incentive bonus to James Bindseil, the Company’s President and Chief Executive Officer, and James W. Albrecht, Jr., the Company’s Chief Financial Officer. These bonuses were paid under a cash incentive compensation plan approved by the Compensation Committee of the Company’s Board of Directors. Under that plan, if certain target levels of revenue and net income were achieved for 2014, Mr. Bindseil and Mr. Albrecht were eligible for annual bonuses equal to 35% of their base salaries. If actual revenue and net income fell below the target levels for 2014, the base bonus was to be reduced on a sliding scale by specified percentages to a point where if less than 85% of the target levels of revenue and earnings before taxes were achieved, no bonus was earned. If actual revenue and earnings before taxes exceeded the target levels for 2014, the base bonuses were to be increased on a sliding scale by specified percentages of up to 200%. Under the terms of this plan and based on the Company’s financial results for 2014, Mr. Bindseil was paid a bonus of $123,268 and Mr. Albrecht was paid a bonus of $118,132.

On February 9, 2015, Messers. Bindseil, Albrecht and Goulet were each granted Nonqualified Stock Options to purchase 75,000 shares of the Company’s common stock under the Company’s the 2010 Employee Long Term Equity Incentive Plan. The exercise price is $3.20 per share which was the closing price of the Company’s common stock on the NYSE MKT on February 9, 2015.

Item 9.01          Financial Statements and Exhibits

(d)  Exhibit

10.1       Form of Nonqualified Stock Option Agreement under the 2010 Employee Long Term Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.
By:	/s/ James W. Albrecht, Jr.
Chief Financial Officer Dated: February 10, 2015

EXHIBIT INDEX

Document Description

10.1	Form of Nonqualified Stock Option Agreement under the 2010 Employee Long Term Equity Incentive Plan.